UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2008

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1010 N. Central Avenue, Suite 201, Glendale, CA 91202
(Address of principal executive offices) (zip code)

(818) 507-4617
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2008, A. Noel DeWinter and Apollo Medical Holdings, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) pursuant to which Mr. DeWinter has agreed to serve as the Chief Financial Officer of the Company. The following is a summary of the material terms of the Employment Agreement:

•	Base salary of $7,000 per month;
•	The issuance of 250,000 shares of the Company’s common stock; and
•	Reimbursement of reasonable travel and other expenses

Prior to joining the Company, Mr. DeWinter served as Chief Financial Officer of Bridgetech Holdings International, Inc., a company focused primarily on facilitating the transfer of medical drugs, devices and diagnostics from the United States to China and other international locations. Mr. DeWinter holds a BA in Economics from Carleton College and an MBA from the Wharton School at the University of Pennsylvania. He is 69 years old.

Item 7.01 Regulation FD Disclosure.

On September 11, 2008, the Company issued a press release concerning some of the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

10.1	Employment Agreement by and between Apollo Medical Holdings, Inc. and A. Noel DeWinter

99.1	Press Release of Apollo Medical Holdings, Inc. dated September 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 11, 2008	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer